THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.

                        CERTIFIED DIABETIC SERVICES, INC.

                    Warrant for the Purchase of Common Stock,
                            par value $.01 per share


                     THIS WARRANT EXPIRES ON March 19, 2003


No. __                                                        ___________ Shares

                  THIS CERTIFIES that, for value
received _________________________________________with an address at ___________________________ (including any transferee, the "Holder"), is entitled to subscribe for and purchase from Certified Diabetic Services, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on March 19, 2003, New York time (the "Exercise Period"), _________ shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), at a price equal to $4.77 (the "Exercise Price").

                  This Warrant is the warrant or one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement") by and among the Company and the purchasers of the original issue of the Warrants, pursuant to which the Company has agreed to issue and sell shares of its Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares") and warrants to purchase shares of Common Stock. As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

                  The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

                  1. (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at Certified Diabetic Services, Inc., 2373 Horseshoe Boulevard South, Naples, Florida 34104, or at such other place as is designated in writing by the Company. Such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by wire transfer or by certified or bank cashier's check payable to the order of the Company, or as otherwise provided in Section 1(b) hereof.

                     (b) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and either
(x) the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise, or (y) the amount of then outstanding Preferred Shares submitted with such Exercise Notice, to be deemed to be prepaid in payment of such Exercise Price. The number of shares of Common Stock the Holder shall receive upon such exercise pursuant to clause (x) of this Section 1(b) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Current Market Price per share (as hereinafter defined). The amount credited toward the payment due from the Holder upon such exercise in respect of the Preferred Shares pursuant to clause (y) of this
Section 1(b) shall equal the stated value of such Preferred Shares.

                  2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the actual knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor to the registered owner in lieu of the Warrant so lost, stolen, destroyed or mutilated.

                           (b) The Holder acknowledges that he has been advised
by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by
Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Securities Purchase Agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically provided in the Registration Rights Agreement by and among the Company and the purchasers of the original issue of the Warrants, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Act.

                     (c) Following any assignment or other transfer resulting in the issuance of warrants to purchase Warrant Shares purchasable hereunder to more than one person or entity, all elections that may be made by the Holders under such warrants shall be made by written notice of Holders representing rights to purchase a majority of the Warrant Shares for which such warrants are then exercisable.

                  4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights. The Company shall provide for and maintain the listing of the Warrant Shares upon the over-the-counter market (or any other securities exchange or automated quotation system which is the principal exchange or system on which the Common Stock is then traded or listed).

                  5. (a) In case the Company shall at any time after the date this Warrant is first issued (i) declare a dividend on the outstanding Common Stock payable in shares of Common Stock or in rights to acquire shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current exercise price, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b) In case the Company shall issue or fix a record
date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, or if securities convertible into or exchangeable for shares of Common Stock are delivered but are not converted into or exchanged for shares of Common Stock, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                           (c) In case the Company shall issue shares of Common
Stock or rights, options or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 5(a) or 5(b) above, (ii) upon any issuance of securities pursuant to the Securities Purchase Agreement, (iii) upon exercise of the Warrants, or (iv) upon conversion of the Preferred Shares) at a price per share (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction,
(1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus
(B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the net consideration (after expenses) received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion or exchange of any such convertible or exchangeable securities. On any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, without limitation, a change resulting from the antidilution provisions thereof, the Exercise Price shall be adjusted (but only with respect to Warrants exercised after such change) to such Exercise Price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the delivery of the number of shares actually delivered, or the consideration actually received by the Company, upon the exercise of such rights, options, warrants or upon the conversion or exchange of any such securities. In case the Company shall issue shares of Common Stock or any such rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 5(c) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                           (d) For the purpose of any computation under this
Section 5 or Section 1, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices of the Common Stock for the five consecutive trading days immediately preceding the date in question. The closing price for each day shall be the closing bid price on the principal securities exchange or over-the-counter market (including, for purposes hereof, the Nasdaq SmallCap Market and the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

                           (e) No adjustment in the Exercise Price shall be
required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be (with 0.005 being rounded to 0.01 and 0.0005 being rounded to 0.001).

                           (f) In any case in which this Section 5 shall require
that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                           (g) Upon each adjustment of the Exercise Price as a
result of the calculations made in Sections 5(b) or 5(c) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                           (h) Whenever there shall be an adjustment as provided
in this Section 5, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                           (i) The Company shall not be required to issue a
fraction of a share of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

                  6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute and deliver to the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                           (b) In case of any reclassification or change of the
shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive shares of stock (other than Common Stock), other securities, property or cash) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                           (c) The above provisions of this Section 6 shall
similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

                  7. In case at any time the Company shall propose to:

                           (a) pay any dividend or make any distribution on
shares of Common Stock in shares of Common Stock or rights to acquire Common Stock to all holders of Common Stock; or

                           (b) issue any rights, warrants, or other securities
to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                           (c) effect any reclassification or change of
outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6 hereof; or

                           (d) effect any liquidation, dissolution, or
winding-up of the Company; or

                           (e) take any other action which would cause an
adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

                  8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  9. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder thereof that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  10. The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  11. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

                  12. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 9 of the Securities Purchase Agreement.

                           13. Any notice or other communication required or
permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at Certified Diabetic Services, Inc., 2373 Horseshoe Drive South, Naples, Florida 34104, Attention:
Myron M. Blumenthal, Fax No. (941) 403-4306, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address or person's attention as the party shall have furnished in writing in accordance with the provisions of this Section 13. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13 shall be deemed given at the time of receipt thereof.

                  14. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

                  15. This Warrant may be amended or any of its provisions waived only by a written consent or consents executed by the Company and Holders of Warrants representing a majority of Warrant Shares issuable upon exercise of the Warrants issued to investors pursuant to the Securities Purchase Agreement. Any amendment or waiver shall be binding upon all future Holders.


Dated: March __, 1998

                                         CERTIFIED DIABETIC SERVICES, INC.


                                         By: _____________________________
                                             Name:
                                             Title:


______________________________________
 Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _________________ a Warrant to purchase __________ Common Stock, par value $.01 per share, of Certified Diabetic Services, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution. Dated: _________________

                                            Signature____________________

                                            _____________________________
                                            Signature Guarantee



                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      Certified Diabetic Services, Inc.
         [address]
         [address]

                              ELECTION TO EXERCISE

                           The undersigned hereby exercises his, her or its
rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $_______ by certified or bank cashier's check, and/or (ii) cancellation of Warrants to purchase ___ Warrant Shares based upon a Maximum Number (as therein defined) of ______, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
                  (Print Name, Address and Social Security
                           or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant and the remaining portion of the within Warrant be not cancelled in payment of the Exercise Price, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
                  (Print Name, Address and Social Security
                           or Tax Identification Number)


Dated: _________________
                                                        Name:___________________
                                                                   (Print)

Address:________________________________________________________


        _________________________________________________________
                                (Signature)



         (Signature Guarantee)              __________________________________


         (Signature Guarantee)              __________________________________